UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – OCTOBER 3, 2011

CYBER SUPPLY INC.

(Exact name of Registrant as specified in its charter)

NEVADA	000-53677	68-0672900
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

Five Concourse Parkway, Suite 3100

Atlanta, GA 30328

(Address of principal executive offices)

(678) 332-5000

(Registrant's telephone number, including area code)

151-1201 LaRose Avenue

Toronto, Ontario, Canada M9P 1B3

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01:     Entry into a Material Definitive Agreement.

Acquisition of CIG Services LLC

On October 7, 2011, Cyber Supply Inc. (the “Company”) entered into an acquisition agreement (the “Limited Liability Company Membership Interests Purchase Agreement”) pursuant to which we acquired all membership interests in CIG Services LLC, a Delaware limited liability company (“CIG Services”), from Communications Infrastructure Group LLC, a Delaware limited liability company (the “CI Group”).  The membership interests of CIG Services were acquired by the Company for a nominal amount.  CIG Services was formed by the CI Group to provide comprehensive management and support services for the operation, administration and management of 72 cell phone towers.  We will now conduct our business principally through CIG Services LLC. The Company intends to acquire the CI Group and all 72 cell phone towers prior to the end of calendar year 2011. Pending the closing of the acquisition of the CI Group and the cell phone tower assets by the Company, CIG Services as the newly acquired wholly owned subsidiary of the Company, will provide all services to the CI Group pertaining to the management, administration and operation of the cell phone towers.  All 15 employees of the CI Group will render their respective services under the direction of CIG Services pursuant to the terms of Employee Services Agreement with CI Group.  In connection with the acquisition of the CIG Services, we have moved our principal offices to Atlanta, Georgia where substantially all of our employees shall render their respective services.

Search Ring Development License Agreement

CIG Services entered into a Search Ring License & Service Agreement, by and between BAC-CIG, LLC (“Licensor”) and CIG Services, as Licensee, on October 7, 2011 (the “Ring Development Agreement”).  The Licensor holds all right, title and interest and/or indirect economic interests, to a portfolio of search rings (collectively, the “Search Ring Assets”).  The Ring Development Agreement grants CIG Services an exclusive license to utilize the Search Ring Assets to develop, construct and market telecommunication tower and infrastructure assets (“Future Tower Assets”).  The Ring Development Agreement expires on December 31, 2012, subject to extension upon mutual consent of the parties.  The Ring Development Agreement provides that the Licensor will be paid a license fee of 70% of the net profits collected by Licensor through the exploitation, distribution, construction, sales, servicing and/or marketing of Search Ring Assets or Future Tower Assets.  Under the terms of the Ring Development Agreement, the Licensor will contribute an aggregate of $2,000,000 to the Company, through the purchase of the Company’s Series A 4% 2012 Convertible Redeemable Preferred Stock, to fund the development, construction and marketing of the Future Tower Assets.  Upon termination of the Ring Development Agreement, all right, title and interests in undeveloped Search Ring Assets will revert to the Licensor without any residual rights retained by CIG Services.

Tower Management Services

On October 7, 2011, CIG Services entered into seven Tower Management Agreements (each, a “Tower Management Agreement”) with various third parties whereby CIG Services will maintain, market, operate, manage and administer certain tower, rooftop or other telecommunication sites owned or managed by the third parties (the “Tower Sites”). CIG Services will perform the management services in accordance with all outstanding Tower Site leases, easements, other applicable agreements, and applicable law in accordance with industry standards. CIG Services will act as the exclusive agent of the various third parties. CIG Services will receive a monthly fee from the third parties for the performance of the Tower Site management services. Each Tower Management Agreement will terminate as negotiated with the various third parties. Each Tower Management Agreement is governed under the laws of the State of Georgia.

Employee Services Agreement

On October 7, 2011, CIG Services entered into an Employee Services Agreement with CI Group that will take effect on October 10, 2011 and provides that (i) the employees of CI Group shall be dual employees of CI Group and CIG Services, (ii) CIG Services shall cover the costs and expenses of all salaries, benefits, taxes and all other incidental costs related to employment of all employees; (iii) the employees rendering services on behalf of the CIG Services shall continue to perform their duties for CI Group in a dual capacity.  Mr. Akram Baker serves as the President and CEO of the CI Group.  Mr. Baker will serve as the President and CEO of CIG Services commencing October 10, 2011 pursuant to the terms and conditions of the Employee Services Agreement.

Sale of Unregistered Securities

On October 7, 2011, the Company issued to a Delaware investment company one million shares of restricted preferred stock, designated as Series A 4% Convertible Redeemable Preferred Stock, par value $0.00001 per share (the “Series A 4% Preferred Stock”), at a purchase price of $2.00 per share, resulting in an aggregate of $2,000,000 in proceeds received by the Company.  The Series A 4% Preferred Stock has the following attributes: (i) a stated value of $2.00 per share; an annual dividend of 4% per year (payable in cash or in common stock); (ii) a liquidation preference of $2.00 per share (together with accrued dividends and other adjustments); (iii) conversion rights by the holder to Company common stock, exercisable at any time prior to redemption at a conversion price of $2.00 per share (subject to customary adjustments for stock splits, stock dividends, recapitalizations, combinations, reverse stock splits or other similar events); and (iv) an optional redemption right exercisable by the Company if the volume weighted average of the Company’s common stock equals or exceeds 160% of the conversion price (as then in effect).  The Company issued the Series A 4% Preferred Stock under a Certificate of Designation filed with the Secretary of State of Nevada on October 7, 2011, which provides for mandatory redemption by the Company in the amount of $2,000,000 no later than December 31, 2012, together with accrued dividends and other adjustments, all of which may be paid in cash or in shares of common stock at the option of the Company.

The dividends payable on the Series A 4% Preferred Stock shall be due and payable upon conversion or redemption; any unpaid dividends shall accrue until declared by the Board of Directors pursuant to a conversion or redemption event.  Common stock issued for purposes of satisfaction of payment of dividends or other obligations required by the terms of the Series A 4% Preferred Stock shall be valued at the weighted average price of the common stock by reference to the principal trading market on which the Company common stock is traded on the twenty trading days immediately preceding the record date for conversion and/or redemption of the Series A 4% Preferred Stock.  The holders of the Series A 4% Preferred Stock are entitled to the number of votes equal to the number of whole shares of common stock into which such shares of Series A Preferred Stock are convertible.  The liquidation preference on the Series A 4% Preferred Stock shall apply to the liquidation, dissolution or winding up of the Company and shall be payable before any amount shall be paid to the holders of any of the capital stock of the Company of any class junior in rank.

The Series A 4% Preferred Stock shall rank senior to (i) the common stock, and (ii) any other class or series of capital stock of the Company either specifically ranking by its terms junior to the Series A 4% Preferred Stock or not specifically ranking by its terms senior to or on parity with the Series A 4% Preferred Stock.  The Series A 4% Preferred Stock shall rank on parity with Series A 4% Preferred Stock and any other class or series of capital stock of the Company specifically ranking by its terms on parity with the Series A 4% Preferred Stock.  The Series A Preferred Stock shall rank junior to all series and classes of Company Series A 6% Convertible Redeemable Preferred Stock and any class or series of capital stock specifically ranking by its terms senior to the Series A 4% Preferred Stock, in each case, as to payment of dividends, distributions of assets upon a liquidation event or otherwise.  The Company may at any time, without the consent of the holders of the Series A 4% Preferred Stock, issue preferred stock which is junior, at parity, or senior to the Series A Preferred Stock in respect of the preferences as to dividends and other distributions, amortization and redemption payments and payments upon the liquidation, dissolution and winding up of the Company.

The shares of Series A 4% Preferred Stock are restricted and a holder may not assign any of the shares of Series A 4% Preferred Stock or the accompanying rights held by such holder without the consent of the Company.  All shares of common stock issued pursuant to the conversion or redemption of the Series A 4% Preferred Stock, and all accrued dividends or other adjustments paid in common stock thereon, shall be restricted and may not be traded or sold for a period of one year after the respective maturity date of the Series A 4% Preferred Stock.

The Company issued the Series A 4% Preferred Stock to a Delaware investment company in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

Share Tender and Cancellation Agreement

On October 3, 2011, Ms. Maria Shostak, a former officer and director of the Company, sold 11,500,000 shares of common stock to two purchasers in a private transaction.  Ms. Shostak simultaneously tendered and cancelled 13,500,000 shares of common stock pursuant to a Share Tender and Cancellation Agreement, by and between the Company and Ms. Shostak.  Item 5.01 below sets forth in detail the terms and conditions of such sales and cancellations, and such disclosures are incorporated herein by reference thereto.

Indemnification Agreement

On October 7, 2011, the Company entered into indemnification agreements with each of its officers and directors.  Pursuant to such indemnification agreements, we shall indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We shall advance expenses incurred in defending any proceeding.

Item 2.01:     Completion of Acquisition or Disposition of Assets

As described in Item 1.01 above, on October 7, 2011, the Parties entered into the Limited Liability Company Membership Interests Purchase Agreement, pursuant to which the Company has acquired CIG Services.  The information set forth in Item 1.01 of this Current Report on Form 8-K (such Current Report on Form 8-K is referred to herein as this “Report”) is incorporated by reference into this Item 2.01.

Item 3.02:     Unregistered Sale of Equity Securities

As described in Item 1.01 above, on October 7, 2011, the Company issued to a Delaware investment company one million shares of restricted preferred stock, designated as Series A 4% Convertible Redeemable Preferred Stock, par value $0.00001 per share (the “Series A 4% Preferred Stock”), at a purchase price of $2.00 per share, for total proceeds to the Company of $2,000,000.  The information set forth in Item 1.01 of this is incorporated by reference into this Item 3.02.

Item 5.01:     Change in Control

On October 3, 2011, Ms. Maria Shostak sold 11,500,000 shares of common stock to two purchasers in a private transaction (the “Change of Control Transaction”).  The purchasers in the Change of Control Transaction were Wireless Investment Fund AG, a Swiss investment company (“WIF”), and ENEX Capital Partners AG, a Swiss investment company (“Enex Capital”).  WIF acquired 10,000,000 shares of common stock from Ms. Shostak at an aggregate purchase price of $43,478 and Enex Capital acquired 1,500,000 Shares for an aggregate purchase price of $6,522.  The sources of capital for the Change of Control Transaction were derived from the working capital of WIF and Enex Capital, respectively.  As further inducement for WIF and Enex Capital to enter into the Change of Control Transaction, Ms. Shostak tendered and cancelled 13,500,000 shares of common stock.  After giving effect to such stock transfers and cancellations, there were 18,008,500 shares of common stock issued and outstanding, of which WIF owned 55.5% and Enex Capital owned 8.3%.  As of the close of business on October 3, 2011 WIF and Enex Capital were determined to be shareholders of record of the Company and were therefore eligible for participation in the four-for-one common stock dividend previously declared by the Board of Directors, payable on October 4, 2011 (the “Stock Dividend”). All share and per share amounts herein have been retroactively restated to reflect this stock dividend.

As previously reported on Form 8-K filed with the U.S. Securities & Exchange Commission on August 9, 2011, Ms. Shostak, in her capacity as the sole director of the Company, appointed Mr. Sebastien Koechli on August 8, 2011 to fill a vacancy on the Board of Directors of the Company.  Mr. Koechli was also appointed on August 8, 2011 as the Company's President and Chief Executive Officer.  Mr. Koechli has over 12 years of experience in private equity, banking and multinational environments. Since June 2006, Mr. Koechli has served as Director of ENEX Group Management SA (“Enex Group”).  The Enex Group is the parent company of Enex Capital which is a shareholder of the Company.  Mr. Koechli has led acquisitions of equity participations and investments in multiple markets and industries including aviation, telecom, food, cosmetics, renewable energies and natural resources. Mr. Koechli supervised debt and equity financing and has been involved in the listing of companies on NYSE-Euronext and the Swiss Stock Exchange. Mr. Koechli has also served on various Boards of Directors. Prior to that, Mr. Koechli served as Deputy Head of Securities at EFG Bank, Head of Arbitrage at Bank Edouard Constant and Mergers and Acquisitions consultant at Nestlé International's head office.

Ms. Shostak appointed Mr. Koechli to the Board and as an officer of the Company to obtain the benefit of his experience for purposes of review and assessment of a new business model for the Company.  There is no continuing arrangement or understanding among Ms. Shostak, WIF or Enex Capital or their respective affiliates and associates with respect to election of directors of the Company.  Enex Group, the parent company of Enex Capital, acts as an advisor to the CI Group.  The Enex Group is also advising the CI Group with respect to the prospective acquisition of the CI Group by the Company and Mr. Koechli will therefore recuse himself from any deliberation or voting with respect to determinations of the Board of Directors of the Company regarding such transactions.

Item 5.02:     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Maria Shostak as a Director of the Company

Ms. Shostak resigned as the President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary of the Company, effective as of August 8, 2011.  Ms. Shostak resigned as a member of the Board of Directors on October 5, 2011.  Ms. Shostak has not expressed any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Appointment of Gabriel Margent as a Director of the Company

Mr. Gabriel Margent has been appointed as a member of the Board of Directors, effective as of October 5, 2011.

Mr. Margent commenced his services as a member of our Board of Directors as of October 5, 2011.  From 1987-2008, Mr. Margent was employed by Merrill Lynch & Co., Inc. where he served in a broad range of executive positions, including Vice President of Finance in the Office of General Counsel, Vice President of Finance in Global Human Resources, and Vice President of Finance in Investment Banking.  Mr. Margent is presently the Chief Financial Officer of Appitalism, Inc., a position he has held since April, 2010.  Prior to this position, he served from 2008-2010 as a Consultant. Since November of 2010, Mr. Margent has served as a director of Ardent Mines Limited.

The Company and Mr. Margent have agreed that his compensation shall initially be $5,000 per month of which $2,500 shall be payable on a monthly basis.  The balance of such compensation shall accrue until such date as the Company shall have received capital investments in the amount of ten million dollars, at which time all accrued and unpaid amounts shall be due and payable.

Mr. Margent will serve on Audit Committee of the Company’s Board of Directors and serve as the Audit Committee’s financial expert.  The Company’s Board of Directors has determined that Mr. Margent is an independent director.  The Company has adopted the standards for director independence contained in the Nasdaq Marketplaces Rule 5605(a)(2).

Item 5.03:     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 7, 2011, the Company filed a Certificate of Designations with the State of Nevada regarding the rights and preferences of the Series A 4% Preferred Stock issued by the Company, as described in Item 1.01, above, which is incorporated herein by reference into this Item 5.03.

Item 5.06:	Change in Shell Company Status.

As a result of the CIG Services Acquisition, the Company is no longer a “shell company” as such term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.  Accordingly, we are providing below the information herein that would be included in a Form 10.

In this Report, we rely on and refer to information and statistics regarding our industry that we have obtained from a variety of sources. Some of this information is publicly available and has not been specifically prepared for us for use in this report or otherwise. Although we believe that this information is generally reliable, we cannot guarantee, nor have we independently verified, the accuracy and completeness of such third party information.

FORM 10 DISCLOSURES

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The following cautionary statements identify important factors that could cause our actual results to differ materially from those projected in forward-looking statements made in this Current Report on Form 8-K (this “Report”) and in other reports and documents published by us from time to time. Any statements about our beliefs, plans, objectives, expectations, assumptions, future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “believes,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “intend,” “plan,” “projection,” “outlook” and the like, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). However, as we issue “penny stock,” as such term is defined in Rule 3a51-1 promulgated under the Exchange Act, we are ineligible to rely on these safe harbor provisions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of our Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned to carefully read all “Risk Factors” set forth under Item 1A and not to place undue reliance on any forward-looking statements. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions of the forward-looking statements contained or incorporated by reference herein to reflect future events or developments, except as required by the Exchange Act. New factors emerge from time to time, and it is not possible for us to predict which will arise or to assess with any precision the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Unless otherwise provided in this Report, references to the “Company,” “Cyber Supply,” the “Registrant,” the “Issuer,” “we,” “us,” and “our” refer to Cyber Supply Inc.

Item 1.	Business

General

Cyber Supply Inc. was incorporated in the State of Nevada on February 12, 2008. We were originally formed for the purpose of engaging in a web-based supply business, however, we subsequently determined that our original business model was not viable and we suspended operations pending review and assessment of other possible business endeavors.  During the first quarter of the current fiscal year, we began considering a new business model involving the development and managing of wireless infrastructure for wireless carriers.

On October 7, 2011, the Company entered into an acquisition agreement pursuant to which we acquired all membership interests in CIG Services, from CI Group.  CIG Services was formed by the CI Group to provide comprehensive management and support services with respect to the operations, administration and management of 72 cell phone towers.  We will now conduct our business and all operations through CIG Services. The Company intends to acquire the CI Group and all 72 cell phone towers prior to the end of calendar year 2011. Pending the closing of the acquisition of the CI Group and the cell phone tower assets by the Company, CIG Services as the newly acquired wholly owned subsidiary of the Company will provide all services to the CI Group pertaining to the management, administration and operation of the 72 cell phone towers.  As a result of the acquisition of CIG Services, we now have 15 employees who will be rendering their respective services to CIG Services in a dual capacity with the CI Group pursuant to the terms and conditions of an Employee Services Agreement with the CI Group.

The Company intends to change its name as soon as reasonably possible following the completion of the acquisition of CI Group which is anticipated to occur prior to the end of 2011.

In connection with our acquisition CIG Services, we have moved our offices to Five Concourse Parkway, Suite 3100, Atlanta, GA 30328.  The Company’s new telephone number is (678) 332-5000.

Tower Management Operations

The core business of our newly acquired wholly-owned subsidiary, CIG Services, is providing all administration management and operation services on behalf of the CI Group which manages, develops, owns, leases and operates cell phone towers and other wireless infrastructure.

CIG Services has entered into seven Tower Management Agreements (each a “Tower Management Agreement”) with various parties owning (i) cell phone or wireless transmission towers (the “Tower Owners”); or (ii) the economic interests of cell phone or wireless transmission towers (the “Tower Interest Holders” and referred to collectively herein with the Tower Owners as the “Tower Proprietors”).  During the respective term of each Tower Management Agreement, CIG Services, as manager, shall perform functions necessary to maintain, market, operate, manage and administer the tower sites of the Tower Proprietors.  The initial terms of the various Tower Management Agreements are expected to expire between December 31, 2014 and June 30, 2018.  Each Tower Proprietor shall pay a base management fee to CIG Services.  The base management fees applicable to each Tower Proprietor may vary significantly depending on the specific terms and conditions negotiated with each Tower Proprietor.  The Tower base management fees are expected to be paid in quarterly installments.  CIG Services may also in certain circumstances be eligible to receive ancillary compensation in consideration for procuring new tenants on tower sites, whereby CIG Services would receive a small percentage of the aggregate net rent for the initial term of each such new lease.

On October 7, 2011, CIG Services entered into an Employee Services Agreement with CI Group that will take effect on October 10, 2011 and provide that (i) the employees of CI Group shall continue to be statutory employees of CI Group, (ii) the CIG Services shall pay the salaries, benefits, taxes and all other incidental costs related to employment and (iii) the dual capacity employees rendering services on behalf of the CIG Services shall continue to perform their duties for CI Group.

About The CI Group

The CI Group rents antenna and other equipment space on its towers on the basis of long term contracts with wireless carriers, governmental and public entities and utilities.  The CI Group currently owns and manages 72 towers and is in the process of building an additional seven towers which are expected to be completed prior to the end of 2011.  The towers are either acquired on the open market or through the successful awarding to the CI Group of carrier tower projects.

The CI Group manages, develops, and markets rooftop space in Manhattan and Athens, GA. We believe that we are in a strong position to develop this business line through aggressive marketing and pricing.  The majority of CI Group’s towers can accommodate more than one tenant.  Steel is the major raw material used in the construction of the towers. CI Group uses leading contractors to carry out the actual building of the towers.

The CI Group plans to move into the business of Distributed Antenna Systems (“DAS”) in 2012. The CI Group DAS development program is currently underway in conjunction with a major property owner in New York.

The CI Group regularly bids for Carrier Build-to-Suit tenders (“BTS”) and has won nine such tower bids in 2011 through the date of this Report.  Eight of the BTS projects were for MetroPCS Networks California, LLC (“Metro PCS”) in the Southern California market, and one was for Southern Communications Services, Inc. d/b/a SouthernLINC Wireless, in the Alabama market. Two of the California BTS tower projects were withdrawn by the CI Group and returned to Metro PCS because they were deemed too high in risk by CI Group’s management

The CI Group is currently on the Approved Vendor List for BTS Bids for five wireless carriers.  CI Group expects to increase this number in 2012.

The tower business is not seasonal. However, the availability of towers for acquisition on the market varies greatly.

The CI Group, like all of its competitors, is bound to the tower build plans of the various carriers, which are subject to numerous variables outside control of the CI Group, including the general economy, carrier cash flow, regulatory issues, and consolidation of the wireless industry.

The CI Group deploys its working capital for the acquisition of third party towers on the open market or for the construction costs of BTS. Working capital is also used for marketing purposes. Additionally, working capital is used to develop and market search rings, which are locations which have been identified as prime candidates for the placement of cell phone towers, roof top systems or DAS.

The CI Group is reliant, to a large extent, on the wireless carriers build and search ring development plans. Possible consolidation in the industry plays a significant role in carrier builds and lease ups. Government agencies (such as Homeland Security, local police and fire departments, and port authorities) in addition to utilities, provide potential supplementary tower facilities’ leasing income.

Ring Development License Agreement

CIG Services has entered into a Search Ring License & Service Agreement, by and between BAC-CIG, LLC as Licensor and CIG Services, as Licensee, on October 7, 2011.  The Licensor holds all right, title and interest and/or indirect economic interests, to a portfolio of Search Ring Assets.  The Ring Development Agreement grants CIG Services an exclusive license to utilize the Search Ring Assets to develop, construct and market telecommunication tower and infrastructure assets as Future Tower Assets.  The Ring Development Agreement expires on December 31, 2012, subject to extension upon mutual consent of the parties.  The Ring Development Agreement provides that the Licensor will be paid a license fee of 70% of the net profits collected by Licensor through the exploitation, distribution, construction, sales, servicing and/or marketing of Search Ring Assets or Future Tower Assets.  Under the terms of the Ring Development Agreement, the Licensor will contribute an aggregate of $2,000,000 to the Company, through the purchase of the Company’s Series A 4% 2012 Convertible Redeemable Preferred Stock, to fund the development, construction and marketing of the Future Tower Assets.  Upon termination of the Ring

Development Agreement, all right, title and interests in undeveloped Search Ring Assets will revert to the Licensor without any residual rights retained by CIG Services.

Customers

We work with large national wireless carriers that operate national or regional networks including AT&T, Sprint, Verizon Wireless and T-Mobile.

Management

Effective as of the closing of the CIG Services acquisition, Sebastien Koechli will continue to serve as the Company’s President and Chief Executive Officer, and Romain Gay-Crosier will continue to serve as the Company’s Chief Financial Officer.   Mr. Akram Baker, who serves as the Chief Executive Officer of the CI Group, will serve in a dual capacity as the Chief Executive Officer of the Company’s subsidiary CIG Services.

Sales and Marketing

Our sales and marketing goals are to use existing relationships and develop new relationships with wireless service providers to lease antenna space and sell related services with respect to the CI Group’s owned or managed towers, to grow the site leasing business.  We will represent the CI Group to bid site development services contracts with the goal of increasing operating margins and/or providing financial and strategic benefits with respect to the site leasing business.

Competition

We compete with other independent tower owners which also provide site rental and network services, wireless carriers which build, own and operate their own tower networks and lease space to other wireless communication companies, and owners of alternative facilities, including rooftops, water towers, broadcast towers, DAS networks, and utility poles.

Wireless carriers that own and operate their own tower networks generally are substantially larger and have greater financial resources than we have. We believe that tower location and capacity, deployment speed, quality of service and price have been and will continue to be the most significant competitive factors affecting the leasing of a tower.

Competitors in the network services business include site acquisition consultants, zoning consultants, real estate firms, right-of-way consulting firms, construction companies, tower owners and managers, radio frequency engineering consultants, telecommunications equipment vendors who can provide turnkey site development services through multiple subcontractors, and our customers' internal staffs. We believe that customers will base their decisions on the outsourcing of network services on criteria such as experience, track record, local reputation, price and time for completion of a project.

We believe we are in a strong position in the independent tower owner market segment.  Divided into three main tiers, the space is dominated by three large, publically traded companies, American Tower Corporation, Crowne Castle International Corp., and SBA Communication Corporation (“SBA”). The first two own and/or manage more than 25,000 sites each and SBA manages approximately 15,000. The second tier players manage or own between 1,000-10,000 sites and are financed by various forms of private equity and loans.  The third tier are owners of individual towers or small group wireless communication facilities.  Based on current industry reports, the Company estimates that there are approximately 90 tower companies in the US with 10 towers or more.

Employees

On October 7, 2011, CIG Services entered into an Employee Services Agreement with CI Group that will take effect on October 10, 2011 and provides that (i) the employees of CI Group shall be dual employees of CI Group and CIG Services, (ii) CIG Services shall cover the costs and expenses of all salaries, benefits, taxes and all other incidental costs related to employment of all employees of both organizations; (iii) the employees rendering services on behalf of CIG Services shall continue to perform their duties for CI Group in a dual capacity.  Mr. Akram Baker serves as the President and CEO of the CI Group.  Mr. Baker will serve as the President and CEO of CIG Services commencing October 10, 2011 pursuant to the terms and conditions of the Employee Services Agreement.

We are not a party to any collective bargaining agreements. We have not experienced any strikes or work stoppages, and management believes that our employee relations are satisfactory.

Intellectual Property

The Company does not own any patents or trademarks at the present time.  The Company intends to proceed with certain trademark representations as soon as reasonably feasible.

Regulatory and Environmental Matters

Federal Regulations. Both the FCC and the FAA regulate towers used for wireless communications, radio and television broadcasting. Such regulations control the siting, lighting and marking of towers and may, depending on the characteristics of particular towers, require the registration of tower facilities with the FCC and the issuance of determinations confirming no hazard to air traffic. Wireless communications devices operating on towers are separately regulated and independently licensed based upon the particular frequency used. In addition, the FCC and the FAA have developed standards to consider proposals for new or modified tower and antenna structures based upon the height and location, including proximity to airports. Proposals to construct or to modify existing tower and antenna structures above certain heights are reviewed by the FAA to ensure the structure will not present a hazard to aviation, which determination may be conditioned upon compliance with lighting and marking requirements. The FCC requires its licensees to operate communications devices only on towers that comply with FAA rules and are registered with the FCC, if required by its regulations. Where tower lighting is required by FAA regulation, tower owners bear the responsibility of notifying the FAA of any tower lighting outage and ensuring the timely restoration of such outages. Failure to comply with the applicable requirements may lead to civil penalties.

Local Regulations. The U.S. Telecommunications Act of 1996 amended the Communications Act of 1934 to preserve state and local zoning authorities' jurisdiction over the siting of communications towers. The law, however, limits local zoning authority by prohibiting actions by local authorities that discriminate between different service providers of wireless services or ban altogether the provision of wireless services. Additionally, the law prohibits state and local restrictions based on the environmental effects of radio frequency emissions to the extent the facilities comply with FCC regulations.

Local regulations include city and other local ordinances (including subdivision and zoning ordinances), approvals for construction, modification and removal of towers, and restrictive covenants imposed by community developers. These regulations vary greatly, but typically require us to obtain approval from local officials prior to tower construction. Local zoning authorities may render decisions that prevent the construction or modification of towers or place conditions on such construction or modifications that are responsive to community residents' concerns regarding the height, visibility and other characteristics of the towers. To expedite the deployment of wireless networks, the FCC issued a declaratory ruling in November 2009 establishing timeframes for the review of applications by local and state governments of 90 days for co-locations and 150 days for new tower construction. If a jurisdiction fails to act within these timeframes, the applicant may file a claim for relief in court. Notwithstanding this declaratory ruling, decisions of local zoning authorities may also adversely affect the timing and cost of tower construction and modification.

Where You Can Find More Information

The Company files annual, quarterly and other requisite filings with the U.S. Securities and Exchange Commission (the “SEC”).  Members of the public may read and copy any materials which we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Members of the public may obtain additional information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that contains reports, proxy and information statements, as well as other information regarding issuers that file electronically with the SEC. This site is located at http://www.sec.gov.

You may also request a copy of our filings at no cost, by writing or telephoning us at:

Cyber Supply Inc.

Five Concourse Parkway, Suite 3100

Atlanta, GA 30328

Telephone No.: 678-332-5000

Attention:  Sebastien Koechli, Chief Executive Officer

Item 1A.	Risk Factors

You should carefully consider all of the risks described below, as well as the other information contained in this document, when evaluating your investment in our securities.

Risks Related to Our Business

Our Auditors have issued an opinion expressing uncertainty regarding our ability to continue as a going concern.  If we are not able to continue operations, investors could lose their entire investment in our company.

We have a history of operating losses, and may continue to incur operating losses for the foreseeable future. This raises substantial doubts about our ability to continue as a going concern.  Our principal auditors have issued an opinion in their audit report dated May 25, 2011, expressing uncertainty about our ability to continue as a going concern. This means that there is substantial doubt whether we can continue as an ongoing business without additional financing and/or generating profits from our operations.  If we are unable to continue as a going concern and our Company fails, investors in our Company could lose their entire investment.

We may need to raise additional capital in order to expand operations, which may not be available to us or might not be available on favorable terms.

We may need additional funds to implement our business plan of expanding the operations of CI Group, as this business model requires significant capital expenditures. Our future capital requirements will depend on a number of factors, including our ability to grow our revenues and manage our business. Our growth will depend upon our ability to raise additional capital, possibly through the issuance of long-term or short-term indebtedness or the issuance of our equity securities in private or public transactions. If we are successful in raising equity capital, because of the number and variability of factors that will determine our use of the capital, our ultimate use of the proceeds may vary substantially from our current plans.  We expect that our management will have considerable discretion over the use of equity proceeds.  Should the Company fail to raise needed funds, the Company may not be able to continue operations.

Indebtedness may burden us with high interest payments and highly restrictive terms which could adversely affect our business.

In the event that the Company must borrow substantial amounts to operate, a significant amount of indebtedness could increase the possibility that we may be unable to generate sufficient revenues to service the payments on indebtedness, when due, including principal, interest and other amounts.

The current global financial market conditions will be relevant to the Company’s ability to raise funds and make sales in the particular markets in which we will be active. While the Company believes that the opportunity exists to proceed in spite of these factors, major market disruptions, recent adverse changes in global market conditions, and the regulatory climate may affect our business.

Our strategy for growth may include joint ventures, strategic alliances and mergers and acquisitions, which could be difficult to manage.

The successful execution of the our growth strategy may depend on many factors, including identifying suitable companies, negotiating acceptable terms, successfully consummating the corporate relationships and obtaining the required financing on acceptable terms. We may be exposed to risks that we may incorrectly assess new businesses and technologies.  We could face difficulties and unexpected costs during and after the establishment of corporate relationships.

Acquisitions may be foreign acquisitions which would add additional risks including political, regulatory and economic risks related to specific countries as well as currency risks.

We may be exposed to tax audits.

Our U.S. federal and state tax returns may be audited by the U.S. Internal Revenue Service (the “IRS”). An audit may result in the challenge and disallowance of deductions claimed by us. Further, an audit could lead to an audit of one or more of our investors and ultimately result in attempts to adjust investors’ tax returns with respect to items unrelated to us.   We are unable to guarantee the deductibility of any item that we acquire.  We will claim all deductions for federal and state income tax purposes which we reasonably believe that we are entitled to claim. In particular, we will elect to treat as an expense for tax purposes all interest, management fees, taxes and insurance. The IRS may disallow any of the various elements used in calculating our expenses, thereby reducing federal income tax benefits of an investment. To the extent that any challenge or disallowance is raised in connection with a tax return filed by an individual shareholder, the cost of any audit and/or litigation resulting there from would be born solely by the affected shareholder. In the event the IRS should disallow any of our deductions, the directors, in their sole discretion, will decide whether to contest such disallowance. No assurance can be given that in the event of such a contest the deductions would be sustained by the courts. If the disallowance of any deductions results in an underpayment of tax, investors could also be responsible for interest on the underpayments.

Risks Related to the CI Group’s Industry

Decrease in demand for CI Group’s communications sites would materially and adversely affect our operating results and we cannot control that demand.

Many of the factors affecting the demand for CI Group’s communications sites could materially and adversely affect CI Group’s operating results. Those factors include:

•	a decrease in consumer demand for wireless services due to general economic conditions or other factors;

•	the financial condition of wireless service providers;

•	the ability and willingness of wireless service providers to maintain or increase capital expenditures on network infrastructure;

•	the growth rate of wireless communications or of a particular wireless segment;

•	governmental licensing of spectrum;

•	mergers or consolidations among wireless service providers;

•	increased use of network sharing, roaming or resale arrangements by wireless service providers;

•	delays or changes in the deployment of next generation wireless technologies;

•	zoning, environmental, health or other government regulations or changes in the application and enforcement thereof; and

•	technological changes.

Any downturn in the economy or disruption in the financial and credit markets could impact consumer demand for wireless services. If wireless service subscribers significantly reduce their minutes of use, or fail to widely adopt and use wireless data applications, our wireless service provider tenants could experience a decrease in demand for their services. As a result, they may scale back their business plans or otherwise reduce their spending, which could materially and adversely affect leasing demand for our communications sites and our network development services business, which could have a material adverse effect on our business, results of operations and financial condition.

If CI Group’s tenants consolidate or merge with each other to a significant degree, our growth, revenue and ability to generate positive cash flows could be materially and adversely affected.

Significant consolidation among CI Group’s tenants may result in the decommissioning of certain existing communications sites, because certain portions of these tenants’ networks may be redundant, and a reduction in future capital expenditures in the aggregate, because these tenants’ expansion plans may be similar. Previous combinations have led to situations where the combined companies either rationalized or have announced plans to rationalize duplicative parts of their networks, which may result in the decommissioning of certain equipment on CI Group’s communications sites.  In addition, certain combined companies have undergone or are currently undergoing changes to their networks, and these and other tenants could determine not to renew leases with us as a result. CI Group’s future results may be negatively impacted if a significant number of these leases are terminated, and CI Group’s ongoing contractual revenues would be reduced as a result. Similar consequences might occur if wireless service providers engage in extensive sharing, roaming or resale arrangements as an alternative to leasing on CI Group’s communications sites.

New technologies or changes in a tenant’s business model could make CI Group’s tower leasing business less desirable and result in decreasing revenues.

The development and implementation of new technologies designed to enhance the efficiency of wireless networks or changes in a tenant’s business model could reduce the need for tower-based wireless services, have the effect of decreasing demand for tower space, or reduce obtainable lease rates. Examples of such technologies include spectrally efficient air access technologies which potentially can relieve some network capacity problems and could reduce the demand for tower-based antenna space. Additionally, certain complementary network technologies, such as femtocells, could offload a portion of network traffic away from the traditional tower-based networks, which would reduce the need for carriers to add more equipment at certain communications sites. Moreover, the emergence of alternative technologies could reduce the need for tower-based broadcast services transmission and reception. For example, the growth in delivery of wireless communication, radio and video services by direct broadcast satellites could materially and adversely affect demand for CI Group’s antenna space. The development and implementation of any of these and similar technologies to any significant degree or changes in a tenant’s business model could have a material adverse effect on our business, results of operations and financial condition.

New wireless technologies may not deploy or be adopted by customers as rapidly or in the manner projected.

There can be no assurances that new wireless services and technologies, such as 4G, will be introduced or deployed as rapidly or in the manner projected by the wireless or broadcast industries. In addition, demand and customer adoption rates for such new technologies may be lower or slower than anticipated for numerous reasons. As a result, growth opportunities and demand for CI Group’s towers as a result of such technologies may not be realized at the times or to the extent anticipated.

CI Group’s expansion initiatives may disrupt its operations or expose CI Group to additional risk if it is not able to successfully integrate operations, assets and personnel.

As CI Group continues to acquire communications sites in its existing markets and expand into new markets, CI group shall be subject to a number of risks and uncertainties, including not meeting our return on investment criteria and financial objectives, increased costs, assumed liabilities and the diversion of managerial attention due to acquisitions. Achieving the benefits of acquisitions depends in part on integrating operations, communications tower portfolios and personnel in a timely and efficient manner. Integration may be difficult and unpredictable for many reasons, including, among other things, differing systems and processes, potential cultural differences, and conflicting policies, procedures and operations. In addition, the integration of businesses may significantly burden management and our internal resources.

Should CI Group expand its operations outside of the United States, it will be exposed to additional risks.

CI Group does not yet have any international operations or plans to operate outside of the United States.  The Company is exploring the possibility of such expansion once CI Group is acquired.  Any international expansion initiatives we may undertake will subject the Company to additional risks and uncertainty including unpredictable legal regulations and political and economic turmoil.

We could suffer adverse tax or other financial consequences if taxing authorities do not agree with our tax positions.

We anticipate that we will be periodically subject to a number of tax examinations by taxing authorities in the states and countries where we do business. In addition, U.S. federal, state and local, as well as international, tax laws and regulations are extremely complex and subject to varying interpretations. If there are tax benefits we avail ourselves of that are subsequently challenged successfully by a taxing authority, we may be required to pay additional taxes or we may seek to enter into settlements with the taxing authorities, which could require significant payments or otherwise have a material adverse effect on our business, results of operations and financial condition.

Due to the long-term expectations of revenue growth from tenant leases, CI Group is sensitive to changes in the creditworthiness and financial strength of its tenants.

Due to the long-term nature of CI Group’s tenant leases, CI Group, like others in the tower industry, depends on the continued financial strength of its tenants. Many wireless service providers operate with substantial leverage. In addition, many of CI Group’s tenants and potential tenants rely on capital raising activities to fund their operations and capital expenditures, and the downturn in the economy and the disruptions in the financial and credit markets have periodically made it more difficult and more expensive to raise capital. If CI Group’s tenants or potential tenants are unable to raise adequate capital to fund their business plans, they may reduce their spending, which could materially and adversely affect demand for CI Group’s communications sites and CI Group’s network development services business. If, as a result of a prolonged economic downturn or otherwise, one or more of CI Group’s  significant tenants experienced financial difficulties or filed for bankruptcy, it could result in uncollectible accounts receivable and an impairment on CI Group’s deferred rent asset, tower asset, network location intangible asset, customer relationship intangible asset or customer base intangible asset. In addition, it could result in the loss of significant tenants and all or a portion of CI Group’s anticipated lease revenues from certain tenants, all of which could have a material adverse effect on CI Group’s business, results of operations and financial condition.

All of the Company’s revenue comes from providing services to CI Group.

The Company has only one source of revenue during the foreseeable future which will be derived from providing services to CI Group.  Should the planned acquisition of CI Group not proceed as planned, or should CI Group’s business fail, the Company could also fail.

A substantial portion of CI Group’s revenue is derived from a small number of customers.

A substantial portion of CI Group’s total operating revenues is derived from a small number of customers. For the year ended December 31, 2010, 23 customers accounted for substantially all of CI Group’s revenue. If any of these customers is unwilling or unable to perform its obligations under CI Group’s agreements with it, CI Group’s revenues, results of operations, financial condition and liquidity could be materially and adversely affected which could consequently seriously and materially adversely affect our Company.  In the ordinary course of CI Group’s business, CI Group may occasionally experience disputes with its customers, including disputes regarding the interpretation of terms of its agreements. It is possible that such disputes could lead to a termination of CI Group’s leases with customers or a material modification of the terms of those leases, either of which could have a material adverse effect on CI Group’s business, results of operations and financial condition. If CI Group is forced to resolve any of these disputes through litigation, CI Group’s relationship with the applicable customer could be terminated or damaged, which could lead to decreased revenues or increased costs, resulting in a corresponding adverse effect on our business, results of operations and financial condition.

CI Group’s network services business has historically experienced significant volatility in demand, which reduces the predictability of CI Group’s results.

The operating results of CI Group’s network services business for any particular period may vary significantly and should not necessarily be considered indicative of longer-term results for this activity. CI Group’s network services business may be adversely impacted by various factors including competition, economic weakness and uncertainty, CI Group’s market share, and changes in the type and volume of work performed.

Increasing competition in the tower industry may create pricing pressures that may materially and adversely affect us.

CI Group’s industry is highly competitive, and its tenants have numerous alternatives for leasing antenna space. Some of CI Group’s competitors, such as wireless carriers that allow collocation on their towers, are larger and may have greater financial resources than we do, while other competitors may have lower return on investment criteria than we do. Competitive pricing pressures for tenants on towers from these competitors could materially and adversely affect CI Group’s lease rates and services income. In addition, we may not be able to renew existing tenant leases or enter into new tenant leases, resulting in a material adverse impact on CI Group’s results of operations and growth rate. Increasing competition could also make the acquisition of high quality tower assets more costly. Any of these factors could materially and adversely affect CI Group’s business, results of operations or financial condition.

A wireless communications industry slowdown or a reduction in carrier network investment may materially and adversely affect our business (including reducing demand for CI Group towers and network services).

Historically, the amount of CI Group’s customers' network investment is cyclical and has varied based upon the various matters described in these risk factors. Changes in carrier network investment typically impact the demand for CI Group towers. As a result, changes in carrier plans such as delays in the implementation of new systems, new technologies or plans to expand coverage or capacity may reduce demand for CI Group towers. Furthermore, the wireless communication industry could experience a slow down or slowing growth rates as a result of numerous factors, including a reduction in consumer demand for wireless services and general economic conditions. There can be no assurances that the weakness and uncertainty in the current economic environment will not adversely impact the wireless communications industry, which may materially and adversely affect our business, including by reducing demand for CI Group towers and network services. In addition, such a slowdown may increase competition for site rental customers and network services. A wireless communications industry slowdown or a reduction in carrier network investment may materially and adversely affect our business.

If CI Group fails to comply with laws or regulations which regulate the wireless  business and which may change at any time, CI Group may be fined or even lose our right to conduct some of its business as currently conducted.

A variety of federal, state, local and regulations apply to the wireless business, including those discussed in "Item 1. Business." Failure to comply with applicable requirements may lead to civil penalties or require CI Group to assume indemnification obligations or breach contractual provisions. We cannot guarantee that existing or future laws or regulations, including state and local tax laws, will not adversely affect CI Group’s business, increase delays or result in additional costs. These factors may have a material adverse effect on us. CI Group’s business is subject to government regulations and changes in current or future laws or regulations could restrict our potential ability to operate CI Group’s business as it currently conducted.

Our expansion plans may be impacted by a lack of towers to acquire.

Currently, demand for towers exceeds supply.  This may impact the cost of towers, and our ability to acquire towers at economically advantageous prices after the acquisition of CI Group.  There is no certainty that such demand will continue.

We could have liability under environmental laws.

CI Group’s operations, like those of other companies engaged in similar businesses, are subject to the requirements of various federal, state, local and foreign environmental and occupational safety and health laws and regulations, including those relating to the management, use, storage, disposal, emission and remediation of, and exposure to, hazardous and non-hazardous substances, materials and wastes. As the owner, lessee or operator of real property and facilities, CI Group may be liable for substantial costs of investigation, removal or remediation of soil and groundwater contaminated by hazardous materials, without regard to whether we, as the owner, lessee or operator, knew of, or were responsible for, the contamination. CI Group may also be liable for certain costs of remediating contamination at third party sites to which we sent waste for disposal, even if the original disposal may have complied with all legal requirements at the time. Many of these laws and regulations contain information reporting and record keeping requirements. We cannot assure you that CI Group is at all times in complete compliance with all environmental requirements. We may be subject to potentially significant fines or penalties if we fail to comply with any of these requirements. The requirements of these laws and regulations are complex, change frequently, and could become more stringent in the future. In certain jurisdictions these laws and regulations could be applied or enforced retroactively. It is possible that these requirements will change or that liabilities will arise in the future in a manner that could have a material adverse effect on our business, results of operations and financial condition.

The towers we manage may be affected by natural disasters and other unforeseen damage for which our insurance may not provide adequate coverage.

The CI Group towers are subject to risks associated with natural disasters, such as ice and wind storms, tornadoes, floods, hurricanes and earthquakes, as well as other unforeseen damage. Any damage or destruction to the towers as a result of these or other events would impact our ability to provide services to CI Group tenants and could materially and adversely impact our results of operation or financial condition. While CI Group maintains insurance coverage for natural disasters, such insurance may not be adequate to cover the associated costs of repair or reconstruction for a major future event.  If we are unable to provide services to tenants as a result of damage to the towers, it could lead to customer loss, resulting in a corresponding material adverse effect on our business, results of operations or financial condition.

Our costs could increase and our revenues could decrease due to perceived health risks from radio emissions, especially if these perceived risks are substantiated.

Public perception of possible health risks associated with cellular and other wireless communications technology could slow the growth of wireless companies, which could in turn slow our growth. In particular, negative public perception of, and regulations regarding, these perceived health risks could slow the market acceptance of wireless communications services and increase opposition to the development and expansion of tower sites. The potential connection between radio frequency emissions and certain negative health effects has been the subject of study by the scientific community in recent years, and health-related lawsuits have been filed against wireless carriers and wireless device manufacturers. If a scientific study or court decision resulted in a finding that radio frequency emissions pose health risks to consumers, it could negatively impact the market for wireless services, as well as tower tenants, which could materially and adversely affect our business, results of operations or financial condition. We do not maintain any significant insurance with respect to these matters.

In the event that the Company acquires CI Group, we will need the consent of certain third parties who own or control real property underlying the 72 towers.

In the event that we acquire CI Group, such change in control may trigger certain requirements that CI Group secure the consent of third parties who own or control real property underlying the 72 towers.  While we anticipate that the Company will be able to secure such consents, the failure to do so could impair the Company’s operation and have a material adverse affect on our business plans.

Risks Related To Investing In Our Common Shares

We do not anticipate paying cash dividends on our Common Stock.

We do not anticipate paying cash dividends on our common stock in the foreseeable future. We intend to retain any cash flow we generate for investment in our business. Accordingly, our common stock may not be suitable for investors who are seeking current income from dividends.  Any determination to pay dividends on our common stock in the future will be at the discretion of our board of directors.

Investors may not be able to resell their common shares.

Our common shares have a trading symbol but do not trade. Investors may not be able to sell or trade their common shares with the consequence that they may have to hold shares for an indefinite period of time.

There are legal restrictions on the resale of the common shares offered, including penny stock regulations under the U.S. Federal Securities Laws.

We anticipate that our common stock will continue to be subject to the penny stock rules under the Securities Exchange Act of 1934, as amended. These rules regulate broker/dealer practices for transactions in “penny stocks.” Penny stocks are generally equity securities with a price of less than $5.00. The penny stock rules require broker/dealers to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations and the broker/dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction, the broker and/or dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. The transaction costs associated with penny stocks are high, reducing the number of broker-dealers who may be willing to engage in the trading of our shares. These additional penny stock disclosure requirements are burdensome and may reduce all of the trading activity in the market for our common stock. As long as the common stock is subject to the penny stock rules, our shareholders may find it more difficult to sell their shares.

The conversion of shares of our Series A 4% Preferred Stock may dilute your ownership.

Common stock issued for purposes of conversions, redemption and satisfaction of payment of dividends or other obligations required by the terms of the Series A 4% Preferred Stock shall be valued at the weighted average price of the common stock determined by reference to the principal trading market on which the Company common stock is traded on the twenty trading days immediately preceding the respective record date.  Should stock prices decline, there could be substantial dilution of your ownership interest upon issuances of common shares in respect of such preferred stock events.

If we raise additional funds through the issuance of equity or convertible debt securities, your ownership could be diluted.

If we raise additional funds through the issuance of equity or convertible debt securities, the percentage of ownership held by existing shareholders will be reduced, and new securities may contain certain rights, preferences or privileges that are senior to those of our common shares.  Furthermore, any additional equity financing may be dilutive to shareholders, and debt financing, if available, may involve restrictive covenants, which may limit our operating flexibility with respect to certain business matters.

Grants of stock options and other rights to our employees may dilute your stock ownership.

We plan to attract and retain employees in part by offering stock options and other purchase rights for a significant number of common shares. We have granted stock options to certain officers and directors.  The issuance of common shares pursuant to these options, and options issued in the future, will have the effect of reducing the percentage of ownership in us of our then existing shareholders.

Our stock price may be volatile and market movements may adversely affect your investment.

The market price of our stock may fluctuate substantially due to a variety of factors, many of which are beyond our control. The stock markets in general have experienced substantial volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the market price of our stock. Future sales of our common shares by our shareholders could depress the price of our stock.

Item 2.	Financial Information

Selected Financial Data

Pursuant to permissive authority under Regulation S-K, Rule 301, we have omitted selected financial data.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion of the financial condition and results of operations of the Company should be read in conjunction with the financial statements and the related notes thereto included elsewhere in this Report. This Report contains certain forward-looking statements and the Company's future operating results could differ materially from those discussed herein. Certain statements contained in this Report, including, without limitation, statements containing the words “believes”, “anticipates,” “expects” and the like, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). However, as the Company intends to issue “penny stock,” as such term is defined in Rule 3a51-1 promulgated under the Exchange Act, the Company is ineligible to rely on these safe harbor provisions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions of the forward-looking statements contained or incorporated by reference herein to reflect future events or developments, except as required by the Exchange Act.

Plan of Operation

We were originally formed for the purpose of engaging in a web-based supply business, however, we subsequently determined that our original business model was not viable and we suspended operations pending review and assessment of other possible business endeavors.  During the first quarter of the current fiscal year, we began considering a new business model involving the development and managing of wireless infrastructure for wireless carriers.

On October 7, 2011, the Company entered into an acquisition agreement pursuant to which we acquired all membership interests in CIG Services, from CI Group.  CIG Services was formed by the CI Group to provide comprehensive management and support services with respect to the operations, administration and management of 72 cell phone towers.  We will now conduct our business and all operations through CIG Services. The Company intends to acquire the CI Group and all 72 cell phone towers prior to the end of calendar year 2011. Pending the closing of the acquisition of the CI Group and the cell phone tower assets by the Company, CIG Services as the newly acquired wholly owned subsidiary of the Company will provide all services to the CI Group pertaining to the management, administration and operation of the 72 cell phone towers.  As a result of the acquisition of CIG Services, we now have 15 employees who will be rendering their respective services to CIG Services in a dual capacity with the CI Group pursuant to the terms and conditions of an Employee Services Agreement with the CI Group.

The core business of our newly acquired wholly-owned subsidiary, CIG Services, is providing all administration, management and operation services on behalf of the CI Group which manages, develops, owns, leases and operates cell phone towers and other wireless infrastructure.

CIG Services has entered into seven Tower Management Agreements (each a “Tower Management Agreement”) October 7,. 2011 with certain parties owning (i) cell phone or wireless transmission towers (the “Tower Owners”); or (ii) the economic interests of cell phone or wireless transmission towers (the “Tower Interest Holders” and referred to collectively herein with the Tower Owners as the “Tower Proprietors”).  During the respective term of each Tower Management Agreement, CIG Services, as manager, shall perform functions necessary to maintain, market, operate, manage and administer the tower sites of the Tower Proprietors.  The initial terms of the various Tower Management Agreements will expire between December 31, 2014 and June 30, 2018.  Each Tower Proprietor shall pay a base management fee to CIG Services.  The base management fees applicable to each Tower Proprietor may vary significantly depending on the specific terms and conditions negotiated with each Tower Proprietor.  The Tower base management fees are expected to be paid in quarterly installments.  CIG Services may also in certain circumstances be eligible to receive ancillary compensation in consideration for procuring new tenants on tower sites, whereby CIG Services would receive a small percentage of the aggregate net rent for the initial term of each such new lease.

On October 7, 2011, CIG Services entered into an Employee Services Agreement with CI Group that will take effect on October 10, 2011 and provide that (i) the employees of CI Group shall continue to be statutory employees of CI

Group, (ii) the CIG Services shall pay the salaries, benefits, taxes and all other incidental costs related to employment and (iii) the dual capacity employees rendering services on behalf of the CIG Services shall continue to perform their duties for CI Group.

Our current fiscal year end is February 28th.  The Company intends to change its name to “CIG Wireless” following the acquisition of CI Group.

On May 25, 2011, our auditors issued a going concern opinion about the Company as of the end of its fiscal year ended February 28, 2011. This means that as of such date there was substantial doubt that we could continue as an on-going business for the next twelve months unless we obtain additional capital or commence earning revenues to pay our bills.

Results of operations

From Inception on February 12, 2008 to August 31, 2011

Sales, Income and Expenses

During the fiscal year ended February 28, 2011(audited), the Company had total expenses of $23,699, which was a decrease from $42,032 as of February 28, 2010 (audited).  Expenses for the fiscal year ended February 28, 2011 included consulting expenses of $9,833, general and administrative expenses of $1,616 and legal and accounting expenses of $12,250.  Expenses for the fiscal year ended February 28, 2010 included consulting expenses of $27,440, general and administrative expenses of $3,092 and legal and accounting expenses of $11,500. Expenses from the Company’s inception through February 28, 2011(audited) totaled $136,630.  Expenses from the Company’s inception through February 28, 2011 included consulting expenses of $80,103, general and administrative expenses of $5,710 and legal and accounting expenses of $50,750.

During the six month period ended August 31, 2011 (unaudited), the Company had total expenses of $79,778, which was an increase from $12,374 as of August 31, 2010 (unaudited).  Expenses for the six month period ended August 31, 2011 included consulting expenses of $17,302, general and administrative expenses of $2,378 and legal and accounting expenses of $60,098.  Expenses for the six month period ended August 31, 2010 included consulting expenses of $5,715, general and administrative expenses of $659 and legal and accounting expenses of $6,000.

During the three month period ended August 31, 2011 (unaudited), the Company had total expenses of $59,519, which was an increase from $3,261 as of August 31, 2010 (unaudited).  Expenses for the three month period ended August 31, 2011 included consulting expenses of $2,199, general and administrative expenses of $1,320 and legal and accounting expenses of $56,000.  Expenses for the three month period ended August 31, 2010 included consulting expenses of $1,215, general and administrative expenses of $46 and legal and accounting expenses of $2,000.

Expenses from the Company’s inception through August 31, 2011(unaudited) totaled $216,408.  Expenses from the Company’s inception through August 31, 2011 included consulting expenses of $97,405, general and administrative expenses of $8,155 and legal and accounting expenses of $110,848.

Liquidity and capital resources

As of the date of this Report, we have not yet generated any revenues from our business operations.

To date, the Company’s sources of operating funds have included the sale of securities and borrowing.  As of August 31, 2011, our total assets were $46,574 consisting of cash in the amount of $137 and Pre-Paid assets in the amount of $46,437.  On April 15, 2011, we borrowed $15,000 from CRG Finance AG. The loan is due upon demand and compounds interest at 10.0% per annum. As of the date of this Report we owe CRG a total of approximately $35,000.  On August 8, 2011, the Company borrowed $100,000 from ENEX Group and entered into a Promissory Note setting forth the terms and conditions of the loan. The funds borrowed are unsecured general obligations, shall accrue interest at a rate of three percent (3%) and shall be due and payable within thirty (30) days of demand.

As of February 28, 2011(audited), our total assets were $9,880, consisting of cash. This was an increase from February 28, 2010 (audited), at which time our total assets were $600, consisting of cash.  As of August 31, 2011 (unaudited), our total assets were $46,575 consisting of cash in the amount of $138 and Pre-Paid assets in the amount of $46,437.  This was an increase from total assets of $9,880 as of February 28, 2011 (audited), at which time the Company’s only asset was cash.

As of February 28, 2011(audited), our total liabilities were $34,433. This was an increase from February 28, 2010 (audited), at which time our total liabilities were $1,454.  As of August 31, 2011 (unaudited), our total liabilities were $150,905.  This was an increase from February 28 2011 (audited), at which time our total liabilities were $34,433.

Subsequent to the end of the Company’s most recent fiscal quarter, the Company issued to a Delaware investment company one million shares of Series A 4% Convertible Redeemable Preferred Stock, par value $0.00001 per share, at a purchase price of $2.00 per share, for total proceeds to the Company of $2,000,000.  The Company issued the Series A 4% Preferred Stock in under a Certificate of Designation which provides for mandatory redemption by the Company in the amount of $2,000,000 no later than December 31, 2012, together with accrued dividends and other adjustments, all of which may be paid in cash or in shares of common stock at the option of the Company.  The Company anticipates that the proceeds from the issuances of the preferred stock will be sufficient to cover the Company’s operating expenses and tower development plans for the foreseeable future, however, the Company intends to seek additional capital to finance acquisitions and expansion.

Plant and Equipment

The Company does not currently contemplate expending any material amounts of capital on products and equipment during the foreseeable future.

Employees

As of October 7, 2011, the Company has 17 employees, including 15 who are employed by the Company’s subsidiary CIG Services in a dual capacity with the CI Group.  All 15 employees of the CI Group will render their respective services under the direction of CIG Services pursuant to the terms of the Employee Services Agreement with CI Group.

Research and Development

As of the date of this Report, the Company has not expended significant amounts on research and development.  The Company does not currently have any funds allocated for research or development as of the date of this Report.  The Company intends to assess prospective research and development programs during the foreseeable future and allocate a responsive portion of the Company’s budget accordingly.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements, financings, or other relationships with unconsolidated entities or other persons.

Subsequent Events

On October 7, 2011, the Company issued to a Delaware investment company one million shares of restricted preferred stock, designated as Series A 4% Convertible Redeemable Preferred Stock, par value $0.00001 per share, at a purchase price of $2.00 per share, resulting in an aggregate of $2,000,000 in proceeds received by the Company.  The Series A 4% Preferred Stock has the following attributes: (i) a stated value of $2.00 per share; an annual dividend of 4% per year (payable in cash or in common stock); (ii) a liquidation preference of $2.00 per share (together with accrued dividends and other adjustments); (iii) conversion rights by the holder to Company common stock, exercisable at any time prior to redemption at a conversion price of $2.00 per share (subject to customary adjustments for stock splits, stock dividends, recapitalizations, combinations, reverse stock splits or other similar events); and (iv) an optional redemption right exercisable by the Company if the volume weighted average of the Company’s common stock equals or exceeds 160% of the conversion price (as then in effect).  The Company issued the Series A 4% Preferred Stock under a Certificate of Designation filed with the Secretary of State of Nevada on October 7, 2011, which provides for mandatory redemption by the Company in the amount of $2,000,000 no later than December 31, 2012, together with accrued dividends and other adjustments, all of which may be paid in cash or in shares of common stock at the option of the Company.

The dividends payable on the Series A 4% Preferred Stock shall be due and payable upon conversion or redemption; any unpaid dividends shall accrue until declared by the Board of Directors pursuant to a conversion or redemption event.  Common stock issued for purposes of satisfaction of payment of dividends or other obligations required by the terms of the Series A 4% Preferred Stock shall be valued at the weighted average price of the common stock by reference to the principal trading market on which the Company common stock is traded on the twenty trading days immediately preceding the record date for conversion and/or redemption of the Series A 4% Preferred Stock.  The holders of the Series A 4% Preferred Stock are entitled to the number of votes equal to the number of whole shares of common stock into which such shares of Series A Preferred Stock are convertible.  The liquidation preference on the Series A 4% Preferred Stock shall apply to the liquidation, dissolution or winding up of the Company and shall be payable before any amount shall be paid to the holders of any of the capital stock of the Company of any class junior in rank.

The Series A 4% Preferred Stock shall rank senior to (i) the common stock, and (ii) any other class or series of capital stock of the Company either specifically ranking by its terms junior to the Series A 4% Preferred Stock or not specifically ranking by its terms senior to or on parity with the Series A 4% Preferred Stock.  The Series A 4% Preferred Stock shall rank on parity with Series A 4% Preferred Stock and any other class or series of capital stock of the Company specifically ranking by its terms on parity with the Series A 4% Preferred Stock.  The Series A Preferred Stock shall rank junior to all series and classes of Company Series A 6% Convertible Redeemable Preferred Stock and any class or series of capital stock specifically ranking by its terms senior to the Series A 4% Preferred Stock, in each case, as to payment of dividends, distributions of assets upon a liquidation event or otherwise.  The Company may at any time, without the consent of the holders of the Series A 4% Preferred Stock, issue preferred stock which is junior, at parity, or senior to the Series A Preferred Stock in respect of the preferences as to dividends and other distributions, amortization and redemption payments and payments upon the liquidation, dissolution and winding up of the Company.

The shares of Series A 4% Preferred Stock are restricted and a holder may not assign any of the shares of Series A 4% Preferred Stock or the accompanying rights held by such holder without the consent of the Company.  All shares of common stock issued pursuant to the conversion or redemption of the Series A 4% Preferred Stock, and all accrued dividends or other adjustments paid in common stock thereon, shall be restricted and may not be traded or sold for a period of one year after the respective maturity date of the Series A 4% Preferred Stock.

The Company issued the Series A 4% Preferred Stock to a Delaware investment company in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

Quantitative and Qualitative Disclosures about Market Risk

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

Item 3.           Properties

The Company does not own any real estate or other property.  The Company does not plan on investing directly or indirectly in real estate, unless or until the acquisition of the CI Group.  In the event that the Company acquires CI Group, the Company plans on acquiring property rights for the purpose of building cell phone towers, installing roof top antenna systems and implementing DAS projects.

As of the date of this Report, the Company’s subsidiary CIG Services is currently renting office space at Five Concourse Parkway, Suite 3100, Atlanta, GA 30328.  The annual rent is $310,000.  In addition, CIG Services has an office in San Francisco, with de minimus rent.

Item 4.	Security Ownership of Certain Beneficial Owners and Management

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of common stock as of October 7, 2011 by (i) each director of the Company; (ii) each of the Company's officers; (iii) each person who is known by the Company to be the beneficial owner of more than five percent of the Company's outstanding common stock; and (iv) all directors and named executive officers as a group.  Except as otherwise indicated below, each person named has sole voting and investment power with respect to the shares indicated.  The percentage of ownership set forth below reflects each holder's ownership interest in 18,008,500 issued and outstanding shares of the Company's common stock.  This table gives effect to the Company’s four-for-one common stock dividend previously declared by the Board of Directors, paid on October 4, 2011.

Amount and Nature of Beneficial Ownership

Name and Address of Beneficial Owner	Shares	Options/ Warrants	Total	Percentage of Shares Outstanding
Five Percent Shareholders
Wireless Investment Fund AG	10,000,000	0	10,000,000	55.5%
Enex Capital Partners AG (1)	1,500,000	0	1,500,000	8.3%
Executive Officers and Directors
Sebastien Koechli President, Chief Executive Officer and Director (1)	0	0	0	0
Gabriel Margent Director (2)	0	0	0	0
Romain Gay-Crosier Chief Financial Officer (3)	0	0	0	0
All Officers and Directors as a Group	0	0	0	0%

(1)     Mr. Koechli is a director of ENEX Group Management SA which is the parent company of ENEX Capital Partners AG.  Mr. Koechli does not have any power to vote or control disposition of any shares of the Company owned by ENEX Capital Partners AG

(2)     Mr. Margent was appointed as director of the Company on October 5, 2011.

(3)     Mr. Gay-Crosier serves as the controller of Enex Capital Partners AG, however, he has no powers to vote or control disposition of any shares of the Company owned by ENEX Capital Partners AG.

The mailing address for each of the listed individuals is Five Concourse Parkway, Suite 3100, Atlanta, GA 30328.

The Company is not aware of any pledges of any shares, options or warrants by any of the individuals or entities listed above.

Changes in Control

As of the date of filing of this Report, the Company is unaware of any arrangement which may result in a change in control.

Item 5.	Directors, Executive Officers and Key Employees

The following table presents information with respect to our officers, directors and significant employees as of October 7, 2011:

Name	Age	Position
Sebastien Koechli	36	President, Chief Executive Officer and Director
Gabriel Margent	59	Director
Romain Gay-Crosier	29	Treasurer and Chief Financial Officer
Akram Baker	44	Chief Executive Officer of CIG Services

Each director serves until the next annual meeting of shareholders and until his/her successor shall have been elected and qualified.

Set forth below is biographical information regarding the current officers, directors and significant employees of the Company as of October 7, 2011.

Officers and Directors of the Company

Sebastien Koechli.  Mr. Sebastien Koechli has been appointed as a member of the Board of Directors of the Company, and as the Company's President and Chief Executive Officer since August 8, 2011.  Mr. Koechli has over 12 years of experience in private equity, banking and multinational environments. Since June 2006, Mr. Koechli has served as Director of ENEX Group Management SA, an investment company based in Switzerland. Mr. Koechli has led acquisitions of equity participations and investments in multiple markets and industries including aviation, telecom, food, cosmetics, renewable energies and natural resources. Mr. Koechli supervised debt and equity financing and has been involved in the listing of companies on NYSE-Euronext and the Swiss Stock Exchange. Mr. Koechli has also served on various Boards of Directors. Prior to that, Mr. Koechli served as Deputy Head of Securities at EFG Bank, Head of Arbitrage at Bank Edouard Constant and Mergers and Acquisitions consultant at Nestlé International's head office.

Director Qualifications of Sebastien Koechli:

We have determined that Mr. Koechli’s extensive experience in finance and as a businessman has provided him with the knowledge, experience and relationships necessary to serve as a director of the Company.

Gabriel Margent.  Mr. Margent commenced his services as a member of our Board of Directors as of October 5, 2011.  From 1987-2008, Mr. Margent was employed by Merrill Lynch & Co., Inc. where he served in a broad range of executive positions, including Vice President of Finance in the Office of General Counsel, Vice President of Finance in Global Human Resources, and Vice President of Finance in Investment Banking.  Mr. Margent is presently the Chief Financial Officer of Appitalism, Inc., a position he has held since April, 2010.  Prior to this position, he served from 2008-2010 as a Consultant. Since November of 2010, Mr. Margent has served as a director of Ardent Mines Limited.

Director Qualifications of Gabriel Margent:

We have determined that Mr. Margent’s extensive experience in finance and as a businessman has provided him with the knowledge, experience and relationships necessary to serve as a director of the Company.

Romain Gay-Crosier.  Mr. Romain Gay-Crosier has served as the Company's Treasurer and Chief Financial Officer since August 8, 2011.  Mr. Gay-Crosier has over five years of experience in controlling and reporting divisions of family offices and investment companies. In September 2007, he joined ENEX Group Management SA, an investment company based in Switzerland. Acting as financial controller, Mr. Gay-Crosier has been involved in multiple projects in areas such as aviation, telecom, food, cosmetics, renewable energies and natural resources. Since September 2010, he has been in charge of the reporting processes to the Board of Directors. He also serves as treasurer of ENEX Group Management SA and its affiliated companies. Mr. Gay-Crosier holds a degree in management from HES-SO, School of Business.

Officers and Directors of CIG Services

Akram Baker.  Mr. Akram Baker is the Chief Executive Officer of the Company’s subsidiary CIG Services.  Mr. Baker is also the Chief Executive Officer of CI Group, an entity which the Company plans to acquire.  Mr. Baker has been an organizational development and restructuring consultant for the 10 years prior to joining CI Group. He had led the restructuring processes of numerous international companies and organizations, including the Palestinian Monetary Authority, the Central Bank of Egypt, Deutsche Bahn, Eurogate (Germany), and ExxonMobil.  He has worked together with the US Federal Reserve, the World Bank, and the International Monetary Fund.  Mr. Baker was brought on to restructure the CI Group in December 2010 and was appointed Chief Executive Officer of CI Group in April 2011.  He has served as the Chief Executive Officer of CIG Services since its formation.

Transactions with Related Persons, Promoters and Certain Control Persons

There have been no transactions, since the beginning of the Company’s last fiscal year, and there are no currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at fiscal year-end for the last three completed fiscal years, and in which any related person had or will have a direct or indirect material interest, except as follows:

Ms. Maria Shostak, a former officer and director of our Company, is deemed a "promoter" of our Company, within the meaning of such term under the Securities Act of 1933 since she founded and organized our Company.  Ms. Shostak is our only "promoter".  On February 12, 2008, we issued 25,000,000 shares of common stock as restricted securities to Maria Shostak, who was at that time our sole officer and director, in consideration of $0.00001 per share or a total of $50. Ms. Shostak has not received and is not entitled to receive any additional consideration for her services as our promoter.  On October 3, 2011, Ms. Shostak sold 11,500,000 shares of the Company’s common stock to Wireless Investment Fund AG and Enex Capital Partners AG.  On the same date, Ms. Shostak entered into a Share Tender and Cancellation Agreement with the Company, pursuant to which she tendered and cancelled her remaining 13,500,000 shares. As of August 8, 2011, Ms. Shostak resigned as an officer of the Company, and as of October 5, 2011, Ms. Shostak resigned as a director of the Company.

Enex Group Management SA, the parent company of ENEX Capital Partners AG which owns 8.3% of the Company’s issued and outstanding stock as of the date of this Report, intends to enter into a management services agreement with the Company during the foreseeable future.  Ms. Shostak appointed Mr. Koechli to the Board and as an officer of the Company to obtain the benefit of his experience for purposes of review and assessment of a new business model for the Company.  There is no continuing arrangement or understanding among Ms. Shostak, WIF or Enex Capital or their respective affiliates and associates with respect to election of directors of the Company.  Enex Group, the parent company of Enex Capital, acts as an advisor to the CI Group.  The Enex Group is also advising the CI Group with respect to the prospective acquisition of the CI Group by the Company and Mr. Koechli will therefore recuse himself from any and all deliberations and voting with respect to determinations of the Board of Directors of the Company regarding such transactions and any other transactions in which he may have direct or indirect interests.

Mr. Akram Baker serves as the President and CEO of the CI Group.  Mr. Baker will serve as the President and CEO of CIG Services commencing October 10, 2011 pursuant to the terms and conditions of the Employee Services Agreement.  Mr. Baker is also an authorized signatory authorized of BAC-CIG, LLC, the company with whom CIG Services has entered into the Search Ring License and Service Agreement.  Mr. Baker may become an officer and/or director of the Company during the foreseeable future.  In the event Mr. Baker accepts appointment as an officer and/or director of the Company, Mr. Baker will therefore recuse himself from any and all deliberations and voting with respect to determinations of the Board of Directors of the Company regarding transactions in which he may have direct or indirect interests.

Conflicts of Interest

The officers and directors of our Company are subject to restrictions regarding opportunities which may compete with the Company's business plan.  New opportunities which are brought to the attention of the officers and directors of the Company must be presented to the Board of Directors and made available to the Company for consideration and review under principals of state law corporate opportunity doctrines.

Our Ethics Policy requires each employee to avoid any activity or investment that conflicts or interferes with the independent exercise of his or her judgment or actions adverse to the Company's best interests.

Certain officers and directors of CIG Services may also serve in dual capacities for CI Group, BAC-CIG, LLC, and other counterparties who may enter into agreements with the Company or CIG Services.  The Company Ethics Policy requires all such persons to disclose their respective capacities to the Company and requires that all such persons  recuse themselves from any and all deliberations and voting with respect to transactions in which such person may have direct or indirect interests.  Such person is nonetheless permitted to act in a ministerial capacity if so authorized by the counterparty which has business with the Company, and such person may execute and deliver documents in a ministerial capacity without prohibition on behalf of such company or organization when interfacing with the Company or CIG Services.

The Company has appointed Mr. Gabriel Margent as an independent director.  In addition to the Company’s Code of Ethics compliance program, the Company anticipates requesting Mr. Margent to independently and periodically review and resolve potential conflicts of interest.

Involvement in Certain Legal Proceedings

Other than as described in this section, to our knowledge, during the past five years, no present or former director or executive officer of our company: (1) filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or present of such a person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer within two years before the time of such filing; (2) was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director of any investment company, or engaging in or continuing any conduct or practice in connection with such activity; (ii) engaging in any type of business practice; (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodity laws; (4) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity; (5) was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law and the judgment in subsequently reversed, suspended or vacated; (6) was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated; (7) was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) Any Federal or State securities or commodities law or regulation; or (ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or (8) Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board Committees

Audit Committee Financial Expert

Mr. Gabriel Margent is the Company’s audit committee financial expert.

Audit Committee and Charter

We have a separately-designated audit committee of the board. Audit committee functions are performed by our board of directors. Mr. Gabriel Margent is the only member of our Board of Directors who is deemed independent. Mr. Sebastien Koechli also holds a position as an officer of our Company. Our audit committee is responsible for: (1) selection and oversight of our independent accountant; (2) establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters; (3) establishing procedures for the confidential, anonymous submission by our employees of concerns regarding accounting and auditing matters; (4) engaging outside advisors; and, (5) funding for the outside auditory and any outside advisors engagement by the audit committee.

Code of Ethics

We have adopted a corporate code of ethics. We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.

To the knowledge of the Company, there have been no reported violations of the Code of Ethics.  In the event of any future amendments to, or waivers from, the provisions of the Code of Ethics, we intend to describe on our Internet website, within four business days following the date of a waiver or a substantive amendment, the date of the waiver or amendment, the nature of the amendment or waiver, and the name of the person to whom the waiver was granted.

Other than the provisions of our Ethics Policy governing conflicts of interest, we have not adopted a specific conflicts of interest policy.

Disclosure Committee and Charter

We have a disclosure committee and disclosure committee charter. Our disclosure committee is comprised of all of our officers and directors. The purpose of the committee is to provide assistance to the Chief Executive Officer and the Chief Financial Officer in fulfilling their responsibilities regarding the identification and disclosure of material information about us and the accuracy, completeness and timeliness of our financial reports.

Director Independence

Mr. Gabriel Margent is the only member of the Company’s Board of Directors as of the date of this Report who may be deemed to be independent. The Company has adopted the standards for independence contained in the Nasdaq Marketplaces Rules, Rule 4350(d) and Rule 4200(a)(15).

Compensation Committee

Compensation committee functions are performed by our entire Board. The Board does not have a charter or other formal policies regarding compensation.  The Company paid no compensation during the fiscal year ended February 28, 2011.  The Board anticipates adopting a charter or other formal policies regarding compensation in the immediate future.

Shareholder Communications

Any shareholder may communicate directly to the Board by sending a letter to the Company’s address of record.

Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, officers and persons who beneficially owned more than ten percent of the Company's common stock to file reports of ownership and changes in ownership of common stock.  To the best of the Company's knowledge, all such reports as required were filed on a timely basis in compliance with Section 16(a).

Item 6.	Executive Compensation

The following table sets forth the compensation paid by us for the last two fiscal years, ending February 28, 2010 and February 28, 2011, for the individual who served as our sole officer and director. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid or named executive officer.

EXECUTIVE OFFICER COMPENSATION

						Non-	Nonqualified
						Equity	Deferred	All
Name						Incentive	Compensa-	Other
and				Stock	Option	Plan	tion	Compen-
Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	sation	Total
Position	Year	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
Maria Shostak,	2011	0	0	0	0	0	0	0	0
Former President, Chief Executive Officer, Chief Financial Officer and Director (1)	2010	0	0	0	0	0	0	0	0

(1)     Ms. Shostak resigned as the President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary of the Company, effective as of August 8, 2011.  Ms. Shostak resigned as a member of the Board of Directors on October 5, 2011.

The Company’s fiscal year ends February 28th.

We have no employment agreement with our officers or directors. The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors.

Compensation of Officers and Directors

Sebastien Koechli

The Company has not paid any compensation to Mr. Koechli through the date of this Report.  Mr. Koechli's future compensation has not yet been determined by the Company, however, the Company anticipates setting Mr. Koechli’s compensation during the foreseeable future.

Gabriel Margent

We have agreed with Mr. Margent that his compensation shall initially be $5,000 per month of which $2,500 shall be payable on a monthly basis.  The balance of such compensation shall accrue until such date as the Company shall have received capital investments in the amount of ten million dollars, at which time all accrued and unpaid amounts shall be due and payable.

Romain Gay-Crosier

The Company has not paid any compensation to Mr. Gay-Crosier through the date of this Report.  Mr. Gay-Crosier's future compensation has not yet been determined by the Company, however the Company anticipates setting Mr. Gay-Crosier's compensation during the foreseeable future.

Officers and Directors of CIG Services

Akram Baker

Mr. Baker will be compensated in the amount of 200,000 Euros (approximately $267,000 U.S. Dollars) per year for his services as President of CIG Services and continuing to serve in a dual capacity as Chief Executive Officer of CI Group.  The Company’s new subsidiary, CIG Services will assure the obligation of payment of all compensation of Mr. Baker under the terms of the Employment Services Agreement between CIG Services and the CI Group.

Outstanding Equity Awards at Fiscal Year-End

As of the end of the Company’s most recent fiscal year end, the Company had no equity awards outstanding.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, and pursuant to indemnification agreements, we shall indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We shall advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

Item 7.	Certain Relationships and Related Transactions, and Director Independence

In February 2008, we issued a total of 25,000,000 shares of restricted common stock to Maria Shostak, who was our sole officer and director at such time.  On October 3, 2011, Ms. Shostak sold 11,500,000 shares of the Company’s common stock to two entities.  On the same date, Ms. Shostak entered into a Share Tender and Cancellation Agreement with the Company, pursuant to which she tendered and cancelled her remaining 13,500,000 shares.  Ms. Shostak resigned as the President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary of the Company, effective as of August 8, 2011, and resigned as a member of the Company’s Board of Directors effective as of October 5, 2011.

On August 8, 2011, the Company borrowed $100,000 from ENEX Group Management SA and entered into a Promissory Note in connection with this loan. The funds borrowed shall be unsecured general obligations, shall accrued interest at a rate of three percent (3%) and shall be due and payable within thirty (30) days of demand.  Mr. Sebastien Koechli, the Company’s Chief Executive Officer and a Member of the Company’s Board of Directors, and Mr. Romain Gay-Crosier, the Company’s Chief Financial Officer, are both officers of ENEX Group Management SA.  The Company borrowed these funds on the same date of appointment of these individuals to their respective positions, but prior to ENEX Group Management SA’s subsidiary ENEX Capital Partners AG becoming a shareholder of the Company on October 3, 2011.

Item 8.	Legal Proceedings

The Company is not, and has not been during the most recent fiscal year, a party to any legal proceedings.

Item 9.	Market Price of Registrant’s Common Equity and Related Shareholder Matters

Market Information

There is presently no public market for our shares of common stock. We intend to apply for a listing of our common stock on a national market, however, we can provide no assurance that our shares of common stock will be traded on such a market, or that a market for our common stock will otherwise materialize.

Holders

On October 7, 2011, we had 69 shareholders of record of our common stock. As of October 7, 2011, the number of outstanding shares of our common stock was 18,008,500, after giving effect to October 4, 2011 stock the dividend and the cancellation of shares by Ms. Shostak.

Dividends

To date, we have not declared or paid any cash dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to our offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future.

Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

On September 23, 2011, the Board of Directors of the Company declared a stock dividend applicable to all stockholders as of the close of business on the record date of October 3, 2011.  Such stock dividend was paid on October 4, 2011.  Each stockholder of the Company as of the record date received four  additional shares of the

Company’s common stock for each one share of the Company’s common stock which they held as of the close of business on the record date.  Holders of fractions of shares of the Company’s common stock received a proportional fractional number of shares. All share and per share amounts herein have been retroactively restated to reflect this stock dividend.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to any persons.

Item 10.	Recent Sales of Unregistered Securities

On October 7, 2011, the Company issued to a Delaware investment company one million shares of restricted preferred stock, designated as Series A 4% Convertible Redeemable Preferred Stock, par value $0.00001 per share, at a purchase price of $2.00 per share, resulting in an aggregate of $2,000,000 in proceeds received by the Company.  The Series A 4% Preferred Stock has the following attributes: (i) a stated value of $2.00 per share; an annual dividend of 4% per year (payable in cash or in common stock); (ii) a liquidation preference of $2.00 per share (together with accrued dividends and other adjustments); (iii) conversion rights by the holder to Company common stock, exercisable at any time prior to redemption at a conversion price of $2.00 per share (subject to customary adjustments for stock splits, stock dividends, recapitalizations, combinations, reverse stock splits or other similar events); and (iv) an optional redemption right exercisable by the Company if the volume weighted average of the Company’s common stock equals or exceeds 160% of the conversion price (as then in effect).  The Company issued the Series A 4% Preferred Stock under a Certificate of Designation filed with the Secretary of State of Nevada on October 7, 2011, which provides for mandatory redemption by the Company in the amount of $2,000,000 no later than December 31, 2012, together with accrued dividends and other adjustments, all of which may be paid in cash or in shares of common stock at the option of the Company.

The shares of Series A 4% Preferred Stock are restricted and a holder may not assign any of the shares of Series A 4% Preferred Stock or the accompanying rights held by such holder without the consent of the Company.  All shares of common stock issued pursuant to the conversion or redemption of the Series A 4% Preferred Stock, and all accrued dividends or other adjustments paid in common stock thereon, shall be restricted and may not be traded or sold for a period of one year after the respective maturity date of the Series A 4% Preferred Stock.

The Company issued the Series A 4% Preferred Stock to a Delaware investment company in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

Item 11.	Description of Registrant’s Securities

Authorized Capital Stock

Our authorized capital stock consists of One Hundred Million (100,000,000) shares of common stock, with a par value of $0.00001 per share, and One Hundred Million (100,000,000) shares of preferred stock, with a par value of $0.00001 per share.

The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable.  We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Cash dividends

As of the date hereof, we have not paid any cash dividends to stockholders of our common stock. The declaration of any future cash dividend for our common stock will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends related to our common stock in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Series A 4% Convertible Redeemable Preferred Stock

On October 7, 2011, the Company filed a Certificate of Designations with the State of Nevada regarding the rights and preferences of the Series A 4% Preferred Stock sold by the Company, as described in Item 1.01, above, which is incorporated herein by reference thereto.

Periodic Securities & Exchange Commission Reports

The Company files annual, quarterly and other requisite filings with the U.S. Securities and Exchange Commission (the “SEC”).  Members of the public may read and copy any materials which we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Members of the public may obtain additional information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that contains reports, proxy and information statements, as well as other information regarding issuers that file electronically with the SEC. This site is located at http://www.sec.gov.

Stock Transfer Agent

Our stock transfer agent for our securities is Pacific Stock Transfer Company, 4045 S. Spencer Street, Suite 403

Las Vegas, NV 89119, Telephone: (702) 361-3033.

Item 12.	Indemnification of Directors and Officers.

As permitted by Section 78.7502 of the Nevada Revised Statutes, Article IX of the Company’s Bylaws indemnifies any officer, director or control person of the Company from liability, thereby making the Company responsible for any expenses or damages incurred by such officer, director or control person in any action brought against them based on their conduct in such capacity, provided they did not engage in negligence or misconduct in the performance of duty.

We expect that each member of the Company’s board of directors and each officer of the Company (each such individual, an “Indemnitee”) will enter into an indemnification agreement with the Company, pursuant to which the Company will indemnify Indemnitee for, and hold Indemnitee harmless from and against, any losses or expenses at any time incurred by or assessed against Indemnitee arising out of or in connection with the service of Indemnitee as a director, advisory director, Board Committee member, officer, employee or agent of the Company or an affiliate, whether the basis of such proceeding is alleged action in an official capacity or in any other capacity while serving as an Officer or Director of the Company or of an affiliate, to the fullest extent permitted by law.

Item 13.	Financial Statements and Supplementary Data

  The Company’s Annual Report on Form 10-K for the period ended February 28, 2011, as filed with the U.S. Securities and Exchange Commission on May 31, 2011.

  The Company’s Quarterly Report on Form 10-Q for the period ended August 31, 2011, as filed with the U.S. Securities and Exchange Commission on October 7, 2011.

  Audited financial statements of CIG Services LLC for the period from September 23, 2011 to September 30, 2011.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosures

Not Applicable.

Item 15.	Financial Statements and Exhibits

(a)           Financial Statements

  The Company’s Annual Report on Form 10-K for the period ended February 28, 2011, as filed with the U.S. Securities and Exchange Commission on May 31, 2011.

  The Company’s Quarterly Report on Form 10-Q for the period ended August 31, 2011, as filed with the U.S. Securities and Exchange Commission on October 7, 2011.

  Audited financial statements of CIG Services LLC for the period from September 23, 2011 to September 30, 2011.

(b)           Exhibit List

Exhibit	Description

Exhibit No.	Description of Exhibits
Exhibit 3.1	Articles of Incorporation, incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on April 25, 2008.

Exhibit 3.2	By-Laws, incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on April 25, 2008.

Exhibit 3.3	Certificate of Designations for Series A 4% 2012 Convertible Redeemable Preferred Stock.

Exhibit 10.1

Senior Promissory Note, by and between the Company and CRG Finance AG, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 23, 2011.

Exhibit 10.2

Corporate Development Services Agreement, by and between the Company and CRG Finance AG, dated as of June 1, 2011 incorporated by reference to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 1, 2011.

Exhibit 10.3

Promissory Note, by and between the Company and ENEX Group Management SA, dated as of August 8, 2011 incorporated by reference to the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on October 7, 2011.

Exhibit 10.4	Stock Purchase Agreement, by and between Maria Shostak and Wireless Investment Fund AG, dated as of October 3, 2011.

Exhibit 10.5	Stock Purchase Agreement, by and between Maria Shostak and Enex Capital Partners AG, dated as of October 3, 2011.

Exhibit 10.6	Share Tender and Cancellation Agreement, by and between the Company and Maria Shostak, dated as of October 3, 2011.

Exhibit 10.7	Limited Liability Company Membership Interests Purchase Agreement, by and among the Company, Communication Infrastructure Group LLC and CIG Services LLC, dated as of October 7, 2011.

Exhibit 10.8	Series A 4% 2012 Convertible Redeemable Preferred Stock Purchase Agreement, by and between the Company and BAC-CIG, LLC, dated as of October 7, 2011.

Exhibit 10.9	Administration Services Agreement, by and among Communication Infrastructure Group LLC and CIG Services LLC, dated as of October 7, 2011.

Exhibit 10.10	Employee Services Agreement, by and between Communication Infrastructure Group LLC and CIG Services LLC, dated as of October 7, 2011.

Exhibit 10.11	Search Ring License & Service Agreement, by and between BAC-CIG, LLC as Licensor and CIG Services, LLC as Licensee, dated October 7, 2011.

Exhibit 10.12	Form of Indemnification Agreement, by and between the Company and its Directors.

Exhibit 10.13	Form of Tower Management Services Agreement.

Exhibit 21	List of Subsidiaries.
Exhibit 23.1 Exhibit 99.1

Consent of MaloneBailey LLP with respect to inclusion in the Form 8-K of the Report regarding the Audit of financial statements of CIG Services LLC for the period ended September 30, 2011, dated October 5, 2011; and the incorporation by reference of the Reports regarding the Audit of financial statements of Cyber Supply, Inc. for the fiscal years ended February 28, 2011 and February 28, 2010, respectively.

Audit Report of MaloneBailey LLP, dated October 5, 2011 and audited financial statements of CIG Services LLC for the period from September 23, 2011 to September 30, 2011.

Exhibit 99.2	Unaudited Pro Forma Condensed Combined Balance Sheet of Cyber Supply Inc. and CIG Services LLC.

Item 9.01:                   Financial Statements and Exhibits.

Financial Statements

Those financial statements contained in Item 13, above are incorporated into this Item by reference thereto.

Exhibits

Those Exhibits contained in Item 15, above are incorporated into this Item by reference thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CYBER SUPPLY INC.

By:	SEBASTIEN KOECHLI
Name: Sebastien Koechli Title: Chief Executive Officer

Date:      October 7, 2011